Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-102256) of Grupo Televisa, S.A.B of our report dated June 30, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
PricewaterhouseCoopers S.C.
C.P.C José Miguel Arrieta Méndez

Audit Partner

México, D.F.
June 30, 2009